UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 8, 2017

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 8, 2017, BJ’s Restaurants, Inc., a California corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Gregory Trojan, the Company’s Chief Executive Officer, President and a member of the Company’s Board of Directors. The Employment Agreement amends and restates the terms of the existing Employment Agreement between Mr. Trojan and the Company dated October 28, 2012 (the “Original Employment Agreement”).

The following is a brief summary of the material terms of the Employment Agreement, which is qualified in its entirety by the terms of the Employment Agreement, which is attached to hereto and incorporated herein as Exhibit 10.1. Capitalized terms used below and not otherwise defined shall have the meaning ascribed to them in the Employment Agreement.

Term. Effective as of August 8, 2017 and terminating December 31, 2020 (unless earlier terminated in accordance with the terms of the Employment Agreement). Automatic renewals for additional one year terms unless either party gives notice of its intention not to extend at least six months prior to the scheduled termination date.

Base Salary. Base salary remains unchanged from the Original Employment Agreement at $850,000 subject to increase at the discretion of the Compensation Committee.

Bonus Opportunity. Annual Bonus opportunity target remains unchanged from the Original Employment Agreement at no less than 80% of Mr. Trojan’s base salary.

Additional Benefits. Certain fringe benefits remained unchanged from the Original Employment Agreement and include up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, the use of a company automobile or automobile allowance of up to $1,800 per month, family health insurance and the right to participate in the other benefit plans made available to the Company’s executive officers. In addition, the Company agreed to pay up to $30,000 of Mr. Trojan’s legal fees incurred in connection with negotiation and documentation of the Employment Agreement.

Life Insurance. In lieu of any severance to Mr. Trojan upon his death, during the Term the Company has agreed to provide or reimburse Mr. Trojan for the after-tax cost of $2,000,000 of life insurance (inclusive of $750,000 currently provided under the Company’s group life insurance plan), with a maximum annual payment by the Company of $15,000.

Equity Grants. Equity grants will continue to be made at the discretion of the Board of Directors under the 2005 Equity Incentive Plan, as amended (the “Plan”). In the event Mr. Trojan is terminated by the Company without Cause, resigns for Good Reason, dies or suffers a Disability during the Term, Mr. Trojan (or his estate or designated representative) shall have twelve months following termination to exercise any stock option awards.

Termination; Severance; Change of Control. The Company may terminate Mr. Trojan’s employment at any time. If Mr. Trojan is terminated or resigns for any reason or if Mr. Trojan dies or becomes Disabled, he (or his estate) will be entitled to receive the following (the “Base Termination Payments”): (i) any accrued but unpaid base salary and accrued vacation pay, (ii) unpaid reimbursements for expenses incurred prior to termination, (iii) accrued but unpaid car allowance, and (iv) any benefits required to be paid or provided under applicable law or Company plans, contracts or arrangements.

In the event of termination by the Company without Cause or resignation by Mr. Trojan for Good Reason, or as a result of Mr. Trojan’s Disability, in addition to the Base Termination Payments, Mr. Trojan shall be entitled to receive the following: (i) any earned but unpaid Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment, (ii) cash payments equal to 150% of his then current base salary (payable over 18 months), (iii) a lump sum cash payment equal to the lesser of the prior fiscal year Bonus paid or payable to Executive or 100% of the target Bonus for the fiscal year of termination (pro rated in either case based on the number of days elapsed in the fiscal year of termination); provided, however, that, with respect to a termination that occurs in fiscal 2018, the lump sum payment shall be no less than 50% of the target Bonus for fiscal 2018 (pro rated based on number of days elapsed), (iv) immediate vesting of any unvested equity-based awards to the extent such awards would have become vested had Mr. Trojan remained in continuous service with the Company for 90 days after termination, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

In the alternative , if Mr. Trojan is terminated without Cause (for reasons other than death or Disability) or resigns for Good Reason during the 90 days prior to or the 12 months following a Change of Control (as such term is defined in the Plan), Mr. Trojan shall be entitled to receive the following: (i) any earned but unpaid Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment and (ii) a lump sum cash payment equal to 200% of his then current base salary, (iii) a lump sum cash payment equal to the lesser of his prior fiscal year Bonus or 100% of the target Bonus for the fiscal year of termination, (iv) to the extent vesting is not automatically accelerated under the terms of the Plan, immediate 100% vesting of any equity, including vesting of any performance-based equity as if 100% of the target performance goals for the fiscal year of termination of employment had been achieved, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

Board Seat. The Company and the Board will take all reasonable action within their control to cause Mr. Trojan to be (i) to be nominated for election to the Board at each annual meeting of Shareholders and, if elected, (ii) to remain on the Board.

Definition of Cause. For purposes of the Employment Agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Mr. Trojan and intended to result in material personal gain or enrichment of Mr. Trojan or others at the expense of the Company, (ii) gross misconduct that is willful or deliberate and that is materially injurious to the Company, (iii) the conviction or plea of nolo contendere of Mr. Trojan of a felony, (iv) the commission by Mr. Trojan of any act involving moral turpitude which (A) brings the Company or any of its affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or its affiliates (subject to a notice requirement from the Board and a 30-day cure period), (v) the ongoing and repeated material neglect of Mr. Trojan’s duties on a general basis (other than as a result of illness or disability) (subject to a notice requirement and a 30-day cure period), or (vi) the material breach of any terms and conditions of the Employment Agreement by Mr. Trojan (subject to a notice requirement and a 30-day cure period).

Definition of Good Reason. For purposes of the Employment Agreement and subject to the Company’s right to cure within 30 days after written notice, “Good Reason” means: (i) removal of Mr. Trojan as CEO or any failure by the Company to nominate or seek reelection of Mr. Trojan to the Board, other than for death, Disability, Cause or his voluntary resignation, (iv) any involuntary material reduction in Mr. Trojan’s then-current base salary or any involuntary material reduction in his comprehensive benefits package, (v) assignment to Mr. Trojan of duties that represent or constitute a material adverse change in his position, duties, responsibilities and status with the Company, (vi) an involuntary material adverse change in Mr. Trojan’s authorities or reporting responsibilities except in connection with his termination for Cause, or by reason of his death, Disability or voluntary resignation, (vii) a relocation of the Company’s principal executive offices to a location that is more than 60 miles from the location of Mr. Trojan’s primary residence (La Cañada Flintridge, California) that was not recommended by Mr. Trojan to the Board, or (viii) the material breach of any terms and conditions of the Employment Agreement by the Company.

Covenants. The Employment Agreement contains customary confidentiality, non-competition, non-solicitation, and non-disparagement provisions.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated August 8, 2017, by and between the Company and Gregory Trojan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: August 8, 2017

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)